Exhibit 99.1 For Immediate Release

News Release

For further information contact:
Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000
DAVE & BUSTER’S, INC. ANNOUNCES PRELIMINARY SECOND QUARTER
RESULTS OF OPERATIONS AND CHANGES TO JILLIAN’S STORE STRATEGY
DALLAS (August 24, 2005) - Dave & Buster’s, Inc. (NYSE:DAB) a leading operator of upscale restaurant/entertainment complexes, today announced that the company’s second quarter results of operations will fall short of prevailing estimates, primarily as a result of disappointing performance at its nine recently acquired Jillian’s stores. The company further announced that it plans to convert most of the Jillian’s locations to its core Dave & Buster’s brand and that its subsidiary has closed the acquired Jillian’s complex located in metro Minneapolis Mall of America.
Total revenue for the second quarter is expected to be approximately $111 million, an increase of $16 million, from the $95.0 million in the prior year’s comparable quarter. Net loss for the quarter is expected to range from ($.08) to ($.09) per basic share, compared to $.16 of net income per diluted share in the same period last year. Net loss for the second quarter includes an estimated pretax charge of $2.5 million or an estimated $.12 per basic share, relating to the closure of the Mall of America location. In addition, the company expects pretax store closing costs related to this location in the third quarter of approximately $0.5 million.
During the quarter, revenues from the 33 comparable stores, all of which operate under the Dave & Buster’s core brand, increased 0.2% as compared to the same period last year.
“Although the performance of the Jillian’s units overshadowed our Dave & Buster’s same store sales gains during the second quarter, it is important to note that our Dave & Buster’s core brand accounts for approximately 85% of our consolidated revenues and continues to show comparable store sales gains of 3% for the first three weeks of the third quarter,” said Dave Corriveau, the company’s President.
“We hoped that, despite Jillian’s protracted bankruptcy proceedings, there would be significant opportunities to revitalize the Jillian’s brand upon our acquisition of these stores,” stated Buster Corley, the company’s CEO. “However, we purchased these locations with the knowledge that we could convert the stores to the Dave & Buster’s brand if it became advantageous or necessary to do so. We believe that the conversion of these stores to the Dave & Buster’s brand will enhance and accelerate our efforts to improve the results of operations of these stores from the disappointing levels achieved during the first nine months since completion of the acquisition. As the Minneapolis Jillian’s location accounts for such a significant portion of this year’s shortfall in anticipated results and approximately 40% of the Jillian’s store level losses, we do not believe that the capital expenditures necessary to re-brand that store would be justified.”
The company has already completed many of the improvements necessary to convert most of the Jillian’s stores to the Dave & Buster’s brand, including facilities enhancements, product quality improvements, equipment upgrades and additions, new games and significant store level management changes. The company’s advertising of the Jillian’s stores has been at minimal maintenance levels since the beginning of the year. “Our goal was to make much needed improvements to Jillian’s before we began re-marketing the brand. We will now aggressively advertise and market these stores as they convert to the stronger Dave and Buster’s brand,” continued Mr. Corley. The company estimates that an additional $5 million in capital expenditures will be required to complete the re-branding of these stores during this fiscal year.
“We will re-brand the first Jillian’s to Dave and Buster’s next month”, stated Dave Corriveau, the company’s President. “With our scheduled 2005 new store openings in tandem with most of the Jillian’s stores converting and the addition of at least two new stores in 2006, our current plan is to have 10-12 more stores operating under the Dave and Buster’s brand within a year from today.”
The company has lowered its previously announced earnings guidance for the current fiscal year from a range of $1.15 to $1.23 per diluted share to an estimated range of $.64 to $.70 per diluted share. The revised estimate includes the approximate $3.0 million pretax charge associated with the closure of the Mall of America location during the fiscal year. The company has also decided to reduce its new store openings in fiscal 2006 to two or three new stores from three or four new stores, attributable in part to the additional capital expenditures associated with the re-branding program.
Separately, the company has announced that it has agreed to purchase the general partner interest in the Jillian’s store located at the Discover Mills Mall in metropolitan Atlanta. The purchase price for this interest, sold pursuant to an auction held by the bankruptcy court, is $900,000. The company will also receive a quarterly management fee from the partnership.
The company will hold a special conference call to discuss these developments tomorrow, August 25, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).
The company plans to release earnings for the second quarter 2005 before the market opens on September 8, 2005 and will hold a conference call at 11:30 a.m. Eastern time (10:30 a.m. Central time) that same day.
The call will be Webcast by CCBN and can be accessed at Dave & Buster’s Web site, www.daveandbusters.com. Individual investors can listen to the call through CCBN’s individual investor center, www.companyboardroom.com. In addition, investors can access the call by visiting any of the investor sites in the CCBN Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, www.streetevents.com.
The Webcast will be archived on the company’s Web site and available for replay through September 8, 2005.
Celebrating over 22 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 43 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation is available on the company’s Website, www.daveandbusters.com.
“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995
Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “believes,” “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.